SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2004

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in its charter)

North Carolina	33-58882	56-1814206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

134 North First Street, Albemarle, North Carolina 28001

(Address of principal executive offices)

Registrant’s telephone number, including area code (704) 982-4415

Not Applicable

(Former address of principal executive offices)

Item 5 Other Material Events.

Registrant accepted the resignation of Ron Davis as President effective January 30, 2004. Mr. Davis will serve in a consulting capacity with the Registrant. Mr. Davis resigned to devote more attention to a charitable organization in South Africa which he helped to create entitled “UMBONO”. UMBONO was created by Mr. Davis and others to create job opportunities for remote villages, provide HIV/AIDS orphans with safe havens, good nutrition and learning opportunities and to construct community health clinics in South Africa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Roger L. Dick

Roger L. Dick Chief Executive Officer

Dated: January 30, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press Release